Exhibit 10.4

Execution Version

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of October 19, 2023, is made and entered into by and among Spectaire Holdings Inc., a Delaware corporation (the “Company”) (formerly known as Perception Capital Corp. II, a Cayman Islands exempted company limited by shares prior to its domestication as a Delaware corporation), and the Persons (as defined in the Merger Agreement (as defined below)) set forth on Schedule I hereto (such Persons, together with any other Person who hereafter becomes a party to this Agreement pursuant to Section 2 or Section 8 of this Agreement, the “Securityholders” and each, a “Securityholder”).

WHEREAS, the Company, Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Legacy Spectaire”), entered into that certain Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement), dated as of January 16, 2023, pursuant to which, among other things, on the date hereof Merger Sub will merge with and into Legacy Spectaire, with Legacy Spectaire continuing on as the surviving entity and a wholly owned subsidiary of the Company, on the terms and conditions set forth therein (the “Merger”);

WHEREAS, upon the Closing, each of the Securityholders will own equity interests in the Company; and

WHEREAS, in connection with the Merger, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the exceptions set forth herein, each Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, any shares of Domesticated Acquiror Common Stock held by it immediately after the Effective Time, any shares of Domesticated Acquiror Common Stock issuable upon the exercise or settlement, as applicable, of Acquiror Options or Acquiror RSUs held by it immediately after the Effective Time (other than shares of Domesticated Acquiror Common Stock issued or issuable upon the exercise of Acquiror Private Placement Warrants), or any other securities convertible into or exercisable or exchangeable for Domesticated Acquiror Common Stock held by it immediately after the Effective Time (other than Acquiror Private Placement Warrants) (collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the date that is 365 days after the Closing Date (the “Share Lock-Up Period”), subject to the early release provisions set forth in Section 4 below. Each Securityholder further agrees not to Transfer any Acquiror Private Placement Warrants, or any shares of Domesticated Acquiror Common Stock issued or issuable upon the exercise of Acquiror Private Placement Warrants, until the date that is 30 days after the Closing Date (the “Warrant Lock-Up Period” and, together with the Share Lock-Up Period, the “Lock-Up Period”).

2. The restrictions set forth in Section 1 shall not apply to:

(i)	in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	Transfers of any shares of Domesticated Acquiror Common Stock or other securities (other than Acquiror Private Placement Warrants or shares of Domesticated Acquiror Common Stock underlying the Acquiror Private Placement Warrants) acquired in connection with the financing of the Merger or issued in exchange for, or on conversion or exercise of, any securities issued in connection with the financing of the Merger;

(ix)	Transfers relating to Domesticated Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Domesticated Acquiror Common Stock acquired in open market transactions after the Closing; provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(x)	the exercise of stock options or warrants to purchase shares of Domesticated Acquiror Common Stock or the vesting of stock awards of Domesticated Acquiror Common Stock and any related transfer of shares of Domesticated Acquiror Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Domesticated Acquiror Common Stock, it being understood that all shares of Domesticated Acquiror Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the applicable Lock-Up Period;

(xi)	Transfers to the Company pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of Domesticated Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Domesticated Acquiror Common Stock in connection with the termination of the Securityholder’s service to the Company;

(xii)	the entry, by a Securityholder, at any time after the Effective Time, of any trading plan providing for the sale of shares of Domesticated Acquiror Common Stock by a Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Domesticated Acquiror Common Stock during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the applicable Lock-Up Period;

(xiii)	Transfers in the event of completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Domesticated Acquiror Common Stock for cash, securities or other property; and

(xiv)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (vii), such permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the applicable Securityholder and not to the immediate family of the permitted transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing Persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

3. In the event that the Company releases or waives, in full or in part, any party from a lock-up agreement entered into in connection with the Closing, then the same number of Lock-Up Shares held by the undersigned as held by such released party shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. The foregoing provisions of this paragraph will not apply if (i) the release or waiver is granted to a holder of Domesticated Acquiror Common Stock in connection with a follow-on public offering of Domesticated Acquiror Common Stock pursuant to a registration statement filed with the SEC, whether or not such offering or sale is wholly or partially a secondary offering of the Domesticated Acquiror Common Stock, and the undersigned, only to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Domesticated Acquiror Common Stock or “piggyback” on a registration statement filed by the Company for the offer and sale of its Domesticated Acquiror Common Stock, has been given an opportunity to participate on a basis consistent with such contractual rights in such follow-on offering, (ii)(a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (iii) the aggregate number of Lock-Up Shares affected by such releases or waivers (whether in one or multiple releases or waivers) with respect to any particular beneficial or record holder of Lock-Up Shares is less than or equal to 1% of the total number of outstanding shares of Domesticated Acquiror Common Stock then outstanding (on a fully-diluted basis, calculated as of the date of such release or waiver), or (iv) the Company determines in its sole discretion that a release or waiver should be granted to a record or beneficial holder of Lock-Up Shares due to circumstances of emergency or hardship. In the event that the Company changes, amends, modifies or waives (other than to correct a typographical error) any particular provision of any other lock-up agreement entered into in connection with the Closing, then the undersigned shall be offered the option (but not the requirement) to make a corresponding change, amendment, modification or waiver to this Agreement, which option may be exercised by a written consent executed by the Securityholders holding a majority of the shares of Domesticated Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement, and which changes, amendments, modifications or waivers, if approved in accordance with the terms hereof, will thereafter be binding on all of the undersigned.

4. This Agreement shall terminate upon the earlier of (i) the expiration of the Lock Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Domesticated Acquiror Common Stock for cash securities or other property, (iii) the day after the date on which the closing price of the Domesticated Acquiror Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing Date or (iv) the liquidation of the Company.

5. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

6. This Agreement replaces Section 7(a) of that certain Letter Agreement, dated October 27, 2021, among the Company, Perception Capital Partners II LLC, and the Company’s officers and directors, which Section 7(a) shall be terminated and, to the extent previously applicable to a Securityholder, of no further effect with respect to such Securityholder upon the Closing, and constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

7. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing, executed by the Company and the Securityholders holding a majority of the shares of Domesticated Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 7 shall be null and void, ab initio.

8. Except as set forth herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of (i) with respect to any Securityholder, the Company, and (ii) with respect to the Company, the Securityholders holding a majority of the shares of Domesticated Acquiror Common Stock then held by the Securityholders in the aggregate as to which this Agreement has not been terminated. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

9. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any joinder to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

11. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible

12. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SPECTAIRE HOLDINGS INC.

By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer

[Signature Page to Lock-up Agreement]

SECURITYHOLDERS:

PERCEPTION CAPITAL PARTNERS II LLC

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Authorized Signatory

/s/ Omer Keilaf
Omer Keilaf

/s/ Thomas J. Abood
Thomas J. Abood

/s/ R. Rudolph Reinfrank
R. Rudolph Reinfrank

/s/ Karrie Willis
Karrie Willis

/s/ Scott Honour
Scott Honour

/s/ Marcy Haymaker
Marcy Haymaker

[Signature Page to Lock-Up Agreement]

SCHEDULE I

SECURITYHOLDERS

Perception Capital Partners II LLC

Omer Keilaf

Thomas J. Abood

R. Rudolph Reinfrank

Karrie Willis

Scott Honour

Marcy Haymaker